Exhibit 99.1

News Release

Tutor Perini Announces Q3 2012 Results

•	Revenue of $1.10 billion compared to $1.17 billion in Q3 2011

•	Net income of $42.6 million (adjusted net income of $25.8 million) compared to $35.5 million in Q3 2011

•	Diluted EPS of $0.88 (adjusted diluted EPS of $0.54) compared to $0.74 in Q3 2011

•	Affirming FY2012 guidance: Revenue of $4.0 billion to $4.5 billion; Diluted EPS of $1.50 to $1.70, excluding discrete items

SYLMAR, Calif. November 1, 2012 -- (BUSINESS WIRE) -- Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today reported results for the third quarter ended September 30, 2012.

Third Quarter and Nine Month Results

Revenues from construction operations were $1.10 billion for the third quarter of 2012 compared to $1.17 billion for the third quarter of 2011, a decrease of 6%. Net income for the third quarter of 2012 was $42.6 million compared to $35.5 million for the third quarter of 2011. Diluted earnings per share were $0.88 for the third quarter of 2012 compared with $0.74 for the third quarter of 2011. Excluding a $16.8 million tax benefit related to the goodwill and intangible asset impairment charge which the Company recognized in the second quarter of 2012, net income and diluted earnings per share for the third quarter of 2012 were $25.8 million and $0.54, respectively. Net income and diluted earnings per share excluding the after-tax impairment charge and certain other discrete items are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables attached hereto.

Revenues from construction operations decreased in the third quarter compared to the same quarter last year primarily due to the substantial completion of several large public works and hospitality and gaming projects in 2011. Excluding the $16.8 million tax benefit on the impairment charge, the decrease in net income in the third quarter was primarily due to the decline in volume discussed above as well as the favorable performance and successful close out of several specialty subcontracts in 2011. This decrease was partially offset by increases in the estimated recoveries on certain large hospitality and gaming, healthcare, and condominium projects based on changes in facts and circumstances surrounding those projects that occurred during the period.

Revenues from construction operations were $3.0 billion for the first nine months of 2012 compared to $2.6 billion for the first nine months of 2011, an increase of 15%. Including the after-tax impairment charge of $339.2 million, discrete tax expense adjustments of $3.6 million related to stock-based compensation and an after-tax loss on the sale of certain auction rate securities of $1.6 million, the Company recorded a net loss of $307.0 million, or $6.47 diluted loss per share, for the first nine months of 2012 compared to net income of $62.1 million, or $1.30 diluted earnings per share for the first nine months of 2011. Excluding the impairment charge and other discrete items noted above, net income and diluted earnings per share for the first nine months of 2012 were $37.4 million and $0.78, respectively.

Revenue from construction operations increased for the first nine months of 2012 primarily due to contributions from prior-year acquisitions, partially offset by the substantial completions of several large public works and hospitality and gaming projects in 2011. Excluding the discrete items discussed above, the decrease in net income for the first nine months of 2012 was due to several factors, including the decline in volume discussed above, under-absorption of sustained general and administrative expenses as the Company awaited the start-up of several large pending projects, the favorable close out of certain projects in 2011, and an unfavorable change in the new work margin mix. This decrease was partially offset by contributions from prior-year acquisitions.

At September 30, 2012, working capital was $639 million, an increase of $81.9 million from $556.8 million at December 31, 2011. The Company believes its financial position and credit arrangements are sufficient to support the Company’s current backlog and anticipated new work.

Backlog at $5.6 Billion

The backlog of uncompleted construction work at September 30, 2012 was $5.6 billion, a decrease of $0.3 billion from the backlog reported at June 30, 2012 and a decrease of $0.5 billion from $6.1 billion reported at December 31, 2011. Revenues earned during the third quarter more than offset the new awards and adjustments to contracts in process, which together added $0.8 billion. Additions to new work during the third quarter of 2012 included a $181 million hospitality and gaming project in California, a $73 million educational facility in New York, and a $63 million stadium renovation project in Mississippi.

Outlook

Despite ongoing economic and political conditions which have delayed the timing of awards and start of new work opportunities, the Company’s third quarter results were in line with its expectations and the Company is maintaining its outlook for the remainder of fiscal 2012. As a result, the Company is affirming its guidance for fiscal 2012 revenues of $4.0 to $4.5 billion and diluted earnings per share, excluding the impairment charge and discrete items, of $1.50 to $1.70.

Ronald Tutor, Chairman and Chief Executive Officer, commented, “I am pleased with our results for the third quarter. Favorable legal developments, improved claims positions, and efficiencies realized on certain healthcare facility projects helped produce good results in our Building business, which is on-track to return to growth and consistent profitability by the first quarter of next year. We look forward to winning our share of the large-scale civil projects we have recently bid, which will fuel our growth over the next several years.”

Non-GAAP Measurements

To supplement our unaudited consolidated financial statements presented based on accounting principles generally accepted in the United States of America (“GAAP”), we sometimes use non-GAAP measures of income from operations, net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The Company is providing these measures to provide additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating its financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful operating performance measures to be considered by investors, potential investors and others. These measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they may not be comparable to other similarly titled measures of other companies. A table reconciling reported income/loss from construction operations, net income/loss, and diluted earnings/loss per share under GAAP to income from operations, net income and diluted earnings per share in 2012, excluding discrete items, is attached. Included in discrete items are the impacts of: (i) the $339.2 million after-tax impairment charge, (ii) $3.6 million of discrete tax expense items related to an increase in unrecognized tax benefits and an adjustment, both associated with certain stock-based compensation items identified during the first quarter of 2012, and (iii) a $1.6 million after-tax realized loss on the sale of auction rate securities in the first quarter of 2012.

Third Quarter Conference Call

The Company will host a conference call at 1:30 PM Pacific Time on Thursday, November 1, 2012, to discuss the third quarter 2012 results. To participate in the conference call, please dial (866) 578-5784 and enter the passcode 84469964 five to ten minutes prior to the scheduled conference call time. International callers should dial (617) 213-8056 and enter the passcode 84469964.

For those unable to participate in the call at the scheduled time, a replay will be available on Thursday, November 1, 2012 at 3:30 PM Pacific Time through Thursday, November 8, 2012. To access the replay, dial (888) 286-8010 and enter the replay code 22492372. International callers should dial (617) 801-6888 and enter the replay code 22492372.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning, and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials, and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing, and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 2, 2012. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 Contacts:

Kekst and Company
Douglas Kiker, 212-521-4800

or

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Director, Investor Relations
www.tutorperini.com

Tutor Perini Corporation (NYSE)
Summary of Consolidated Operations
(Unaudited)
(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011

Revenues	$1,099,393	$1,166,410	$2,997,273	$2,601,557

Cost of Operations	983,930	1,046,055	2,708,590	2,331,529

Gross Profit	115,463	120,355	288,683	270,028

General and Administrative Expenses	60,787	58,319	194,644	152,444

Goodwill and Intangible Asset Impairment	-	-	376,574	-

INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	54,676	62,036	(282,535)	117,584

Other Income (Expense), net	545	5,863	(681)	6,648
Interest Expense	(11,039)	(11,566)	(32,724)	(25,973)

Income (Loss) before Income Taxes	44,182	56,333	(315,940)	98,259

(Provision) Benefit for Income Taxes	(1,591)	(20,856)	8,905	(36,159)

NET INCOME (LOSS)	$42,591	$35,477	$(307,035)	$62,100

BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.90	$0.75	$(6.47)	$1.32

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.88	$0.74	$(6.47)	$1.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	47,556	47,291	47,440	47,192
Effect of Dilutive Stock Options and Restricted
Stock Units Outstanding	661	473	-	670
DILUTED	48,217	47,764	47,440	47,862

	September 30,	December 31,
	2012	2011

Total assets	$3,235,458	$3,613,127
Working capital	$638,741	$556,800
Long-term debt, less current maturities	$636,932	$612,548
Stockholders' equity	$1,100,737	$1,399,827

Tutor Perini Corporation (NYSE)
Selected Segment Information
(Unaudited)
(In thousands)

	Reportable Segments
			Specialty	Management			Consolidated
	Building	Civil	Contractors	Services	Totals	Corporate*	Total
Three Months Ended September 30, 2012
Total Revenues	$391,531	$350,542	$315,270	$51,744	$1,109,087	$-	$1,109,087
Elimination of intersegment revenues	(508)	(4,202)	-	(4,984)	(9,694)	-	(9,694)
Revenues from external customers	391,023	346,340	315,270	46,760	1,099,393	-	1,099,393
Income from Construction Operations	20,847	26,280	14,236	2,841	64,204	(9,528)	54,676

Three Months Ended September 30, 2011
Total Revenues	$566,518	$280,446	$335,924	$85,481	$1,268,369	$-	$1,268,369
Elimination of intersegment revenues	(72,721)	(3,649)	-	(25,589)	(101,959)	-	(101,959)
Revenues from external customers	493,797	276,797	335,924	59,892	1,166,410	-	1,166,410
Income from Construction Operations	8,877	23,805	33,130	5,381	71,193	(9,157)	62,036

	Reportable Segments
			Specialty	Management			Consolidated
	Building	Civil	Contractors	Services	Totals	Corporate*	Total
Nine Months Ended September 30, 2012
Total Revenues	$1,066,494	$928,203	$858,843	$184,629	$3,038,169	$-	$3,038,169
Elimination of intersegment revenues	(4,417)	(8,794)	(233)	(27,452)	(40,896)	-	(40,896)
Revenues from external customers	1,062,077	919,409	858,610	157,177	2,997,273	-	2,997,273
Income from Construction Operations
Before Impairment Charge	(2,537)	68,884	53,852	6,579	126,778	(32,739)	94,039
Impairment Charge	(282,608)	(65,503)	(11,489)	(16,974)	(376,574)	-	(376,574)
Total	(285,145)	3,381	42,363	(10,395)	(249,796)	(32,739)	(282,535)

Nine Months Ended September 30, 2011
Total Revenues	$1,461,005	$557,398	$514,809	$209,956	$2,743,168	$-	$2,743,168
Elimination of intersegment revenues	(81,426)	(9,092)	-	(51,093)	(141,611)	-	(141,611)
Revenues from external customers	1,379,579	548,306	514,809	158,863	2,601,557	-	2,601,557
Income from Construction Operations	43,704	51,732	35,812	14,541	145,789	(28,205)	117,584

* Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation (NYSE)
Selected Backlog Information
(Unaudited)
(In millions)

	Backlog at December 31, 2011	New Business Awarded (1)	Revenues Recognized	Backlog at September 30, 2012
Building	$2,248.9	$990.5	$(1,062.1)	$2,177.3
Civil	2,222.2	366.6	(919.4)	1,669.4
Specialty Contractors	1,371.5	900.1	(858.6)	1,413.0
Management Services	265.7	185.4	(157.2)	293.9
Total	$6,108.3	$2,442.6	$(2,997.3)	$5,553.6

(1)    New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing changes.

Tutor Perini Corporation (NYSE)
Reconciliation of Non-GAAP Measures
(Unaudited)
(In thousands, except per share data)

	Reportable Segments
			Specialty	Management	Consolidated
	Building	Civil	Contractors	Services	Total (1)
Three Months Ended September 30, 2012
Income from Construction Operations
As reported	$20,847	$26,280	$14,236	$2,841	$54,676
Plus impairment charge (2)	-	-	-	-	-
Total, excluding discrete items	20,847	26,280	14,236	2,841	54,676

	Reportable Segments
			Specialty	Management	Consolidated
	Building	Civil	Contractors	Services	Total (1)
Nine Months Ended September 30, 2012
Income from Construction Operations
As reported	$(285,145)	$3,381	$42,363	$(10,395)	$(282,535)
Plus impairment charge	282,608	65,503	11,489	16,974	376,574
Total, excluding discrete items	(2,537)	68,884	53,852	6,579	94,039

(1)    Consolidated total includes corporate and other general and administrative expenses not impacted by the impairment charge.
(2)    During the third quarter of 2012, we completed our evaluation of the key assumptions used in our interim impairment analysis of goodwill and intangible assets with indefinite lives, and concluded that there were no adjustments required to be made to the impairment charges recorded in the second quarter of 2012.

Tutor Perini Corporation (NYSE)
Reconciliation of Non-GAAP Measures
(Unaudited)
(In thousands, except per share data)

	For the three months ended September 30, 2012	For the nine months ended September 30, 2012

Reported Net Income (Loss)	$42,591	$(307,035)
Plus: Impairment charge	-	376,574
Less: Tax benefit provided on impairment charge	(16,771)	(37,424)
Plus: Realized loss on sale of investments	-	2,699
Less: Tax benefit provided on realized loss	-	(1,057)
Plus: Discrete tax adjustments	-	3,649
Net Income, excluding discrete items	$25,820	$37,406

Reported diluted earnings (loss) per common share	$0.88	$(6.47)
Plus (Minus): Impairment charge, net of tax benefit	(0.34)	7.14
Plus: Discrete tax adjustments	-	0.08
Plus: Realized loss on sale of investments	-	0.03
Diluted earnings per common share, excluding discrete items	$0.54	$0.78